SHARE EXCHANGE AGREEMENT

Between

DUTCH GOLD RESOURCES, INC.

And

DUTCH MINING, L.L.C.

Dated: January 4, 2007

THIS AGREEMENT AND PLAN OF SHARE EXCHANGE (hereinafter referred to as the “Agreement”), is entered into as of this 4th day of January, 2007, by and among, DUTCH GOLD RESOURCES, INC., a publicly-owned Nevada corporation (“DGRI”), DUTCH MINING, L.L.C., an Oregon limited liability company (“Dutch Mining”), and the shareholders of Dutch Mining on the signature page hereof (the “Dutch Mining Equityholders”). DGRI, Dutch Mining and the Dutch Mining Equityholders are sometimes hereinafter collectively referred to as the “Parties” and individually as a “Party.”)

W I T N E S S E T H

WHEREAS, DGRI is a publicly owned Nevada corporation whose common stock, no par value per share, is currently quoted on the Pink Sheets under the symbol “DGRI” (the “DGRI Common Stock”).

WHEREAS, the Dutch Mining Equityholders listed on Schedule I hereto own all of the issued and outstanding shares of the membership interests of Dutch Mining (the “Dutch Mining Interests”).

WHEREAS, the Parties desire that DGRI acquire all of the Dutch Mining Interests from the Dutch Mining Equityholders solely in exchange for an aggregate of 22,725,000 newly issued shares of common stock (the “Exchange Shares”) pursuant to the terms and conditions set forth in this Agreement.

WHEREAS, immediately upon consummation of the Closing (as hereinafter defined), the Exchange Shares will be issued to the Dutch Mining Equityholders on a pro rata basis, in proportion to the ratio that the percentage of Dutch Mining Interests held by such Dutch Mining Shareholder bears to the number of shares of Dutch Mining Interests held by all the Dutch Mining Equityholders as of the date of the Closing.

WHEREAS, following the Closing, Dutch Mining will become a wholly-owned subsidiary of DGRI and the Exchange Shares will represent approximately eighty percent (80%) of the total outstanding shares of Common Stock of DGRI.

WHEREAS, the Parties intend that the transaction contemplated herein (the “Transaction”) qualify as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, on the stated premises and for and in consideration of the foregoing recitals which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
PLAN OF EXCHANGE

1.1   The Exchange. At the Closing (as hereinafter defined), the Dutch Mining Interests issued and outstanding immediately prior to the Closing Date shall be exchanged for shares of DGRI Common Stock in accordance with Schedule I attached hereto.. The aggregate number of shares of DGRI Stock exchanged for the Dutch Mining Shares pursuant to this Agreement shall be 24,000,000. From and after the Closing Date, the Dutch Mining Equityholders shall no longer own any shares of Dutch Mining Common Stock, and the stock certificates formerly representing shares of Dutch Mining Common Stock shall represent the pro rata portion of the Exchange Shares issuable in exchange therefor pursuant to this Agreement. Any fractional shares that would result from such exchange will be rounded up to the next highest whole number.

1.2   Additional Issuances. At the Closing, DGRI shall issue an additional 1,275,000 shares of Common Stock (the “Restricted Stock”) to the Holders and in the amounts set forth on Schedule 1.2 hereof, for services previously to Dutch Mining.

1.3   No Dilution. DGRI shall neither effect, nor fix any record date with respect to, any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the DGRI Stock between the date of this Agreement and the Effective Time.

1.4   Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur immediately following the execution of this Agreement providing the closing conditions set forth in Articles V and VI have been satisfied or waived (the “Closing Date”).

1.5   Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, and the documents and certificates provided in Sections 5.2, 5.4, 6.2, 6.4 and 6.5, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. If agreed to by the parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by efax, fax, email and/or express courier. At the Closing, the Exchange Shares shall be issued in the names and denominations provided by Dutch Mining.

1.6   Standstill.

(a)
Until the earlier of the Closing or January 31, 2007 (the “No Shop Period”), neither Dutch Mining nor the Dutch Mining Equityholders will (i) solicit or encourage any offer or enter into any agreement or other understanding, whether written or oral, for the sale, transfer or other disposition of any capital stock or assets of Dutch Mining to or with any other entity or person, except as contemplated by the Transaction, other than sales of goods and services by Dutch Mining in the ordinary course of its business; (ii) entertain or pursue any unsolicited communication, offer or proposal for any such sale, transfer or other disposition; or (iii) furnish to any person or entity (other than DGRI, and its authorized agents and representatives) any nonpublic information concerning Dutch Mining or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of any capital stock or assets of Dutch Mining. If either Dutch Mining or any of the Dutch Mining Equityholders shall receive any unsolicited communication or offer, Dutch Mining or the Dutch Mining Equityholders, as applicable, shall immediately notify DGRI of the receipt of such communication or offer.

(b)
During the No-Shop Period, DGRI will not (i) solicit or encourage any offer or enter into any agreement or other understanding, whether written or oral, for the sale, transfer or other disposition of any capital stock or assets of DGRI to or with any other entity or person, except as contemplated herein, or in the ordinary course of its business; (ii) entertain or pursue any unsolicited communication, offer or proposal for any such sale, transfer or other disposition; or (iii) furnish to any person or entity (other than Dutch Mining, and its authorized agents and representatives) any nonpublic information concerning DGRI or its business, financial affairs or prospects for the purpose or with the intent of permitting such person or entity to evaluate a possible acquisition of any capital stock or assets of DGRI. If either DGRI or any of DGRI’s stockholders shall receive any unsolicited communication or offer, DGRI or such DGRI stockholder, as applicable, shall immediately notify Dutch Mining of the receipt of such communication or offer.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF DUTCH MINING

As an inducement to, and to obtain the reliance of DGRI, Dutch Mining represents and warrants as follows:

2.1   Organization. Dutch Mining is a limited-liability company duly organized, validly existing, and in good standing under the laws of the State of Oregon. Dutch Mining has the power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in jurisdictions in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Dutch Mining’s organizational documents. Dutch Mining has taken all action required by laws, its articles of organization certificate of business registration, or otherwise to authorize the execution and delivery of this Agreement. Dutch Mining has full power, authority, and legal right and has taken or will take all action required by law, its Articles of Organization, and otherwise to consummate the transactions herein contemplated.

2.2   Capitalization. All issued and outstanding membership interests of Dutch Mining are legally issued, fully paid, and non-assessable and were not issued in violation of the pre-emptive or other rights of any person. Dutch Mining has no outstanding options, warrants, calls, or other convertible securities related to the Dutch Mining Interests.

2.3   Financial Statements.

(a)	Dutch Mining has filed all local income tax returns required to be filed by it from its inception to the date hereof. All such returns are complete and accurate in all material respects.

(b)
Except for a certain Federal payroll tax liability approximately in the amount of $100,000 and an Oregon State payroll tax liability approximately in the amount of $18,000 as set forth on Schedule 2.3(b), Dutch Mining has no liabilities with respect to the payment of federal, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which Dutch Mining may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c)
Except as set forth herein, no deficiency for any taxes has been proposed, asserted or assessed against Dutch Mining. There has been no tax audit, nor has there been any notice to Dutch Mining by any taxing authority regarding any such tax audit, or, to the knowledge of Dutch Mining, is any such tax audit threatened with regard to any taxes or Dutch Mining tax returns. Dutch Mining does not expect the assessment of any additional taxes of Dutch Mining for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of Dutch Mining.

(d)	The books and records, financial and otherwise, of Dutch Mining are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

2.4   Certain Liabilities. Attached hereto as Exhibit 2.4 is a schedule of loans made to Dutch Mining, LLC.

2.5   Information. The information concerning Dutch Mining set forth in this Agreement and the Dutch Mining Schedules (as that term is defined herein) are and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

2.6   Absence of Certain Changes or Events. Except as set forth in this Agreement or the Dutch Mining Schedules (as that term is defined herein):

(a)
Except in the normal course of business, there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Dutch Mining; or (ii) any damage, destruction, or loss to Dutch Mining (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Dutch Mining;

(b)
Dutch Mining has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business, and except for capital raised by issuance of debt or equity in a private placement or other capital raising transaction deemed advisable by Dutch Mining; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent Dutch Mining consolidated balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of Dutch Mining; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

2.7   Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of Dutch Mining, threatened by or against Dutch Mining, or affecting Dutch Mining, or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

2.8   No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Dutch Mining is a party or to which any of its properties or operations are subject.

2.9   Contracts. Dutch Mining has provided, or will provide DGRI, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which Dutch Mining is a party or by which it or any of its assets, products, technology, or properties are bound.

2.10   Compliance With Laws and Regulations. Dutch Mining has complied with all applicable statutes and regulations of any federal, county, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Dutch Mining.

2.11   Approval of Agreement. The board of directors of Dutch Mining (the “Dutch Mining Board”) and the Dutch Mining Equityholders have authorized the execution and delivery of this Agreement by Dutch Mining and have approved the transactions contemplated hereby.

2.12   Dutch Mining Schedules. Dutch Mining will deliver, as soon as practicable, the following schedules, which are collectively referred to as the “Dutch Mining Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement and instruments and data as of such date, all certified by the chief executive officer of Dutch Mining as complete, true and correct:

(a)	a schedule containing complete and correct copies of the organizational documents, as amended, of Dutch Mining in effect as of the date of this Agreement; and

(b)
a schedule as requested by DGRI, containing true and correct copies of all material contracts, agreements, or other instruments to which Dutch Mining is a party or by which it or its properties are bound, specifically including all contracts, agreements, or arrangements referred to in Section 2.9.

(c)	a schedule setting forth Dutch Mining’s liabilities, notes, mortgages, promissory notes and any and all encumbrances of Dutch Mining.

2.13   Title and Related Matters. Dutch Mining has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the Dutch Mining balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except:

(a)	statutory liens or claims not yet delinquent; and

(b)	as described in the Dutch Mining Schedules.

2.14   Governmental Authorizations. Dutch Mining has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Dutch Mining of this Agreement and the consummation by Dutch Mining of the transactions contemplated hereby.

2.15   Continuity of Business Enterprises. Dutch Mining has no commitment or present intention to liquidate Dutch Mining or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

2.16   Ownership of Dutch Mining Shares. The Dutch Mining Equityholders are the legal and beneficial owners of 100% of the Dutch Mining Interests as set forth on Schedule I, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and the Dutch Mining Equityholders have full right, power, and authority to transfer, assign, convey, and deliver their respective Dutch Mining Interests; and delivery of such common stock at the Closing will convey to DGRI good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such shares being held by DGRI.

2.17   Brokers. Dutch Mining has not entered into any contract with any person, firm or other entity that would obligate Dutch Mining or DGRI to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

2.18   Nominees. The nominees of Dutch Mining to serve as DGRI's directors and officers following the Closing (the "Nominees"), whose names and signatures appear on Schedule II hereto, represent that no event listed in Sub-paragraphs (1) through (4) of Subparagraph (d) of Item 401 of Regulation S-B has occurred with respect to any of the Nominees during the past five years which is material to an evaluation of the ability or integrity of such Nominee.

2.19   Subsidiaries and Predecessor Corporations. Dutch Mining does not have any subsidiaries and does not own, beneficially or of record, any shares or other equity interests of any other corporation or entity.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF DGRI

As an inducement to, and to obtain the reliance of Dutch Mining and the Dutch Mining Equityholders, DGRI represents and warrants as follows:

3.1   Organization. DGRI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the DGRI Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation and By-laws of DGRI, and all amendments thereto, as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of DGRI’s Articles of Incorporation or bylaws. DGRI has taken all action required by law, its Articles of Incorporation, its bylaws, or otherwise to authorize the execution and delivery of this Agreement, and DGRI has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, By-laws, or otherwise to consummate the transactions herein contemplated.

3.2   Capitalization. DGRI’s authorized capitalization consists of 500,000,000 shares of Common Stock, of which no more than 6,256,144 shares will be issued and outstanding at Closing; an aggregate of 24,000,000 shares of DGRI Stock shall be issued as of immediately following the Closing and the issuance of the Exchange Shares; and 10,000,000 shares of “blank check” preferred stock. All presently issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the pre-emptive or other rights of any person. The Exchange Shares will be legally issued, fully paid and non-assessable and shall not be issued in violation of the pre-emptive or other rights of any other person.

3.3   Financial Statements.

(a)
DGRI has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which DGRI may be liable in its own right, or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(b)	DGRI has filed all federal, state, or local income tax returns required to be filed by it from inception.

(c)	The books and records, financial and otherwise, of DGRI are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(d)
No deficiency for any taxes has been proposed, asserted or assessed against DGRI. There has been no tax audit, nor has there been any notice to DGRI by any taxing authority regarding any such tax audit, or, to the knowledge of DGRI, is any such tax audit threatened with regard to any taxes or DGRI tax returns. DGRI does not expect the assessment of any additional taxes of DGRI for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of DGRI.

(e)	DGRI has good and marketable title to its assets and, has no material contingent liabilities, direct or indirect, matured or unmatured.

3.4   Information. The information concerning DGRI set forth in this Agreement and the DGRI Schedules are and will be complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading as of the date hereof and as of the Closing Date.

3.5   Common Stock Equivalents. There are no existing options, warrants, calls, commitments of any character or other common stock equivalents relating to authorized and unissued stock of DGRI, excepting certain convertible debentures issued by DGRI attached hereto as Exhibit 3.5 (the “Debentures”) in the aggregate principal amount of $________, convertible into _____ shares of DGRI common stock, with piggyback registration rights, in the event that DGRI files a Registration Statement with the Securities Exchange Commission.

3.6   Absence of Certain Changes or Events. Except as described herein or in the DGRI Schedules:

(a)
There has not been (i) any material adverse change, financial or otherwise, in the business, operations, properties, assets, or condition of DGRI (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of DGRI;

(b)
DGRI has not (i) amended its Article of Incorporation or bylaws; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of DGRI; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for, or with its officers, directors, or employees;

(c)
DGRI has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent DGRI balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, property, or rights (except assets, property, or rights not used or useful in its business which, in the aggregate have a value of less than $20,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than $20,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of DGRI; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement;

(d)
At the Closing, DGRI shall have assets limited to cash and notes/accounts receivable, and prepaid fees, no liabilities or accounts payable of any kind or nature, actual or contingent, in excess of $20,000 in the aggregate as of the Closing Date; and

(e)
To the best knowledge of DGRI, it has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of DGRI.

3.7   Title and Related Matters. DGRI has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the DGRI balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except:

(a)	statutory liens or claims not yet delinquent;

(b)
such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and

(c)	as described in the DGRI Schedules.

3.8   Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of DGRI, threatened by or against or affecting DGRI, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

3.9   Contracts. DGRI is not a party to any material contract, agreement, or other commitment, except as specifically disclosed in its schedules to this Agreement.

3.10   No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or instrument to which DGRI is a party or to which it or any of its assets or operations are subject.

3.11   Governmental Authorizations. DGRI is not required to have any licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by DGRI of this Agreement and the consummation by DGRI of the transactions contemplated hereby.

3.12   Compliance With Laws and Regulations. To the best of its knowledge, DGRI has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or conditions of DGRI or except to the extent that noncompliance would not result in the incurrence of any material liability.

3.13   Insurance. DGRI carries sufficient casualty or liability insurance to property insure its operations.

3.14   Approval of Agreement. The board of directors of DGRI (the “DGRI Board”) has authorized the execution and delivery of this Agreement by DGRI and has approved this Agreement and the transactions contemplated hereby.

3.15   Material Transactions of Affiliations. Except as disclosed herein and in the DGRI Schedules, there exists no material contract, agreement, or arrangement between DGRI and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record or known by DGRI to own beneficially, 10% or more of the issued and outstanding common stock of DGRI and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof. Neither any officer, director, nor 10% stockholder of DGRI has, or has had during the last preceding full fiscal year, any known interest in any material transaction with DGRI which was material to the business of DGRI. DGRI has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with any such affiliated person.

3.16   Employment Matters. DGRI no employees other than its executive officers.

3.17   DGRI Schedules. Prior to the Closing, DGRI shall have delivered to Dutch Mining the following schedules, which are collectively referred to as the “DGRI Schedules,” which are dated the date of this Agreement, all certified by an officer to be complete, true, and accurate:

(a)	a schedule containing complete and accurate copies of the Articles of Incorporation and By-laws, as amended, of DGRI as in effect as of the date of this Agreement;

(b)	a schedule containing a copy of the federal income tax returns of DGRI identified in Section 3.3(b);

(c)	a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the DGRI Schedules; and

(d)	a schedule setting forth the Pro Forma balance sheet of DGRI as set forth on Exhibit 3.17(d).

3.18   Brokers. DGRI has not entered into any contract with any person, firm or other entity that would obligate Dutch Mining or DGRI to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

3.19   Subsidiaries. DGRI does not have any subsidiaries and does not own, beneficially or of record, any shares or other equity interests of any other corporation or other entity.

ARTICLE IV
SPECIAL COVENANTS

4.1   Shareholders’ Actions of DGRI. Prior to the Closing, DGRI shall cause the following actions to be taken by the written consent of the holders of a majority of the outstanding shares of common stock of DGRI:

(a)	the election of Ewald Dienhart, Dr. Wilhelm Debor, and an additional director to be selected by Ewald Dienhart, as the directors of DGRI effective at the time of the Closing;

(b)	the approval of this Agreement and the transactions contemplated hereby and thereby;

(c)	the execution of an agreement with Daniel W. Hollis to serve as DGRI’s President and Director in the form attached hereto as “Exhibit 4.1”: and

(d)	such other actions as the directors may determine are necessary or appropriate.

4.2   Actions of Dutch Mining Equityholders. Prior to the Closing, Dutch Mining shall cause the following actions to be taken by the written consent of the holders of a majority of the outstanding membership interests of Dutch Mining:

(a)	the approval of this Agreement and the transactions contemplated hereby and thereby; and

(b)	such other actions as the directors may determine are necessary or appropriate.

4.3   Access to Properties and Records. DGRI and Dutch Mining will each afford to the officers and authorized representatives of the other reasonable access to the properties, books, and records of DGRI or Dutch Mining in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of DGRI or Dutch Mining as the other shall from time to time reasonably request.

4.4   Delivery of Books and Records. At the Closing, DGRI shall deliver to Dutch Mining, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of DGRI now in the possession or control of DGRI or its representatives and agents.

4.5   Actions Prior to Closing by both Parties.

(a)
From and after the date of this Agreement until the Closing Date and except as set forth in the DGRI or Dutch Mining Schedules or as permitted or contemplated by this Agreement, DGRI and Dutch Mining will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)
From and after the date of this Agreement until the Closing Date, neither DGRI nor Dutch Mining will: (i) make any change in their organizational documents, charter documents or bylaws; (ii) take any action described in Section 2.6 in the case of Dutch Mining, or in Section 3.6, in the case of DGRI (all except as permitted therein or as disclosed in the applicable party’s schedules); (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services, or (iv) make or change any material tax election, settle or compromise any material tax liability or file any amended tax return.

(c)
In addition to the conditions set forth in Articles V and VI herein, the condition set forth in the Letter of Intent between the Parties dated October 15, 2006, and attached hereto as Exhibit 4.5(c), shall have been substantially completed or waived to the satisfaction of DGRI and Dutch Mining.

4.6   Indemnification.

(a)
Dutch Mining hereby agrees to indemnify DGRI and each of the officers, agents and directors of DGRI as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made in Article II. The indemnification provided for in this paragraph shall survive the Closing and the consummation of the transactions contemplated hereby, but shall not survive the termination of this Agreement pursuant to Section 7.1(b) of this Agreement.

(b)
DGRI hereby agrees to indemnify Dutch Mining and each of the officers, agents and directors of Dutch Mining as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article III. The indemnification provided for in this paragraph shall survive the Closing and the consummation of the transactions contemplated hereby, but shall not survive the termination of this Agreement pursuant to Section 7.1(c) of this Agreement.

ARTICLE V
CONDITIONS PRECEDENT TO OBLIGATIONS OF DGRI

The obligations of DGRI under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

5.1   Accuracy of Representations; Performance. The representations and warranties made by Dutch Mining in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Dutch Mining shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Dutch Mining prior to or at the Closing. DGRI may request to be furnished with a certificate, signed by a duly authorized officer of Dutch Mining and dated the Closing Date, to the foregoing effect.

5.2   Officer’s Certificates. DGRI shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Dutch Mining to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Dutch Mining threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Dutch Mining Schedules, by or against Dutch Mining which might result in any material adverse change in any of the assets, properties, business, or operations of Dutch Mining.

5.3   No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Dutch Mining, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations.

5.4   Other Items.

(a)	DGRI shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as DGRI may reasonably request.

(b)	Complete and satisfactory due diligence review of Dutch Mining by DGRI.

(c)	Approval of the Transaction by the Dutch Mining Board and the Dutch Mining Equityholders.

(d)	Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from Dutch Mining’s lenders, creditors, vendors and lessors.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF DUTCH MINING

The obligations of Dutch Mining under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

6.1   Accuracy of Representations; Performance. The representations and warranties made by DGRI in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and DGRI shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by DGRI prior to or at the Closing. Dutch Mining shall have been furnished with a certificate, signed by a duly authorized executive officer of DGRI and dated the Closing Date, to the foregoing effect.

6.2   Officer’s Certificate. Dutch Mining shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized executive officer of DGRI to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of DGRI threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

6.3   No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of DGRI nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of DGRI.

6.4   Good Standing. Dutch Mining shall have received a certificate of good standing from the Secretary of State of the State of Nevada or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that DGRI is in good standing as a corporation in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

6.5   Other Items.

(a)
Dutch Mining shall have received a stockholder list of DGRI containing the name, address, and number of shares held by each DGRI stockholder as of the date of Closing certified by an executive officer of DGRI as being true, complete, and accurate.

(b)	Dutch Mining shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Dutch Mining may reasonably request.

(c)	Complete and satisfactory due diligence review of DGRI by Dutch Mining.

(d)	Approval of the Transaction by the DGRI Board and the stockholders of DGRI.

(e)	There shall have been no material adverse changes in DGRI, financial or otherwise.

(f)
As of immediately prior to the Closing, DGRI shall have no assets (other than the cash proceeds of the Offering), notes or accounts receivable, and prepaid expenses, no liabilities, contingent or otherwise (other than certain liabilities which in no event shall exceed in the aggregate $20,000), and no net worth, as determined in accordance with generally accepted accounting principles.

(g)
Except for the Debentures, there shall be no DGRI Common Stock Equivalents outstanding as of immediately prior to the Closing. For purposes of the foregoing, “DGRI Common Stock Equivalents” shall mean any subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from DGRI, or obligating DGRI to issue, any shares of any class of the capital stock of DGRI or any securities convertible into or exchangeable for such shares.

(h)
Although DGRI shall be the surviving corporation in the Transaction from a corporate law perspective, the Transaction shall be accounted for as a “reverse acquisition” for accounting and financial statement purposes, wherein Dutch Mining shall be deemed the surviving entity for such purposes.

(i)	Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from DGRI’s lenders, creditors; vendors, and lessors.

ARTICLE VII
TERMINATION
7.1   Termination.

(a)
This Agreement may be terminated by either the Dutch Mining Board or the DGRI Board at any time prior to the Closing Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement; (ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; (iii) there shall have been any change after the date of the latest balance sheets of Dutch Mining and DGRI, respectively, in the assets, properties, business, or financial condition of Dutch Mining and DGRI, which could have a materially adverse affect on the value of the business of Dutch Mining and DGRI respectively, except any changes disclosed in the Dutch Mining and DGRI Schedules, as the case may be, dated as of the date of execution of this Agreement. In the event of termination pursuant to this paragraph (a) of Section 7.1, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated; (iv) the Closing Date shall not have occurred by February 15, 2007; or (v) if DGRI shall not have provided responses satisfactory in Dutch Mining’s reasonable judgment to Dutch Mining’s request for due diligence materials.

(b)
This Agreement may be terminated at any time prior to the Closing by action of the DGRI Board if Dutch Mining shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Dutch Mining contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to Dutch Mining. If this Agreement is terminated pursuant to this paragraph (b) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that Dutch Mining shall bear its own costs as well as the costs incurred by DGRI in connection with the negotiation, preparation, and execution of this Agreement and qualifying the offer and sale of securities contemplated hereby for exemption from the registration requirements of state and federal securities laws.

(c)
This Agreement may be terminated at any time prior to the Closing by action of the Dutch Mining Board if DGRI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of DGRI contained herein shall be inaccurate in any material respect, and, in either case if such failure is reasonably subject to cure, it remains uncured for seven days after notice of such failure is provided to DGRI. If this Agreement is terminated pursuant to this paragraph (c) of Section 7.1, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder, except that DGRI shall bear its own costs as well as the costs of Dutch Mining incurred in connection with the negotiation, preparation, and execution of this Agreement.

ARTICLE VIII
MISCELLANEOUS

8.1   Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada. Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association’s commercial rules then in effect. The arbitration will be conducted in New York, New York. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

8.2   Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

8.3   Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.4   Confidentiality. DGRI, on the one hand, and Dutch Mining and the Dutch Mining Equityholders, on the other hand, will keep confidential all information and materials regarding the other Party designated by such Party as confidential. The provisions of this Section 8.4 shall not apply to any information which is or shall become part of the public domain through no fault of the Party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. DGRI and Dutch Mining agree that no public disclosure will be made by either Party of the existence of the Transaction or the letter of intent or any of its terms without first advising the other Party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

8.5   Expenses. Except as otherwise set forth herein, each party shall bear its own costs and expenses associated with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, all costs and expenses incurred by Dutch Mining and DGRI after the Closing shall be borne by the surviving entity. After the Closing, the costs and expenses of the Dutch Mining Equityholders shall be borne by the Dutch Mining Equityholders.

8.6   Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

8.7   Third Party Beneficiaries. This contract is solely between DGRI, Dutch Mining and the Dutch Mining Equityholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

8.8   Entire Agreement. This Agreement represents the entire agreement between the parties relating to the transaction. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.9   Survival. The representations and warranties of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

8.10   Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8.11   Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above-written.

DUTCH MINING L.L.C.

By:	/s/ Ewald Dienhart
Ewald Dienhart, Manager

DUTCH GOLD RESOURCES, INC.

By:	/s/ Daniel W. Hollis
Daniel W. Hollis, President

DUTCH MINING EQUITYHOLDERS:		SIGNATURES:

Embassy, International, LLC
By:	Ewald Dienhart	/s/ Ewald Dienhart

By:	Dawn Caruso-Dienhart	/s/ Dawn Caruso-Dienhart

Bruce Burrrow		/s/ Bruce Burrow

HPUs, LLC		/s/ HPU's LLC

SCHEDULE I

Dated: January 4, 2007

The following persons are the only owners of the equity of Dutch Mining:

Person/Entity	Percentage Of Equity	DGRI Share Ownership

Embassy International, LLC	84.4%	19,177,628
Bruce Burrow	12.6%	2,865,622
HPUs, LLC	.3%	681,750

Total:	100%	22,750,000

SCHEDULE 1.2

RESTRICTED STOCK ISSUANCES

Deborah Kuhnel	50,000.00

Zemasco Management Company	25,000.00

Gilbert Gertner	500,000.00

William Maynard	100,000.00

Wendy Nelder	100,000.00

George Sharp	500,000.00

SCHEDULE II

to

STOCK EXCHANGE AGREEMENT

Name:	Position(s)	Signature
Ewald Dienhart	Chairman of the Board of Directors	/s/ Ewald Dienhart
Dr. Wilhelm Debor	Director	/s/ Dr. Wilhelm Debor